Exhibit 99.1

HealthWarehouse.com Reports 4th Quarter and 2015 Annual Results
Continued Sales & Gross Margin Expansion with Significant Reduction of Net Loss

(CINCINNATI, OH, March 31, 2016) -- HealthWarehouse.com, Inc. (OTCQB:HEWA), the only VIPPS accredited online pharmacy licensed in all 50 states, announced financial results for the year ended December 31, 2015.
For the year ended December 31, 2015, net sales grew to $7,018,137, a 14.5% increase from the year ended December 31, 2014.  Gross margin improved to 63.7%, up from 59.3%, while net loss narrowed by 64.9%, to ($626,682) from ($1,783,279) for the year ended December 31, 2015, as the Company continued its focus on the higher margin out-of-pocket cash prescription market.
For the quarter ended December 31, 2015, net sales grew to $1,845,163, a 25.1% increase from the comparable period in 2014.  Gross margin improved to 62.5% up from 61.4% while net loss narrowed by 68.5% to ($183,609) from ($582,340) for the quarter ended December 31, 2015.
Mr. LalitDhadphale, HealthWarehouse.com's President and CEO, commented, "The market for consumers who pay out-of-pocket for their prescription drugs continues to grow, with major national publications highlighting the company's ability to deliver consumers the lowest price among top U.S. pharmacies for commonly prescribed medications. HealthWarehouse.com continues to expand on its first-mover advantage in the cash prescription consumer market and gain recognition as a legitimate source for affordable prescription medications by customers and media alike."
For the year ended December 31, 2015, HEWA reported adjusted EBITDAS of ($23,080), vs. adjusted EBITDAS of ($596,594) in the year ended December 31, 2014, an improvement of 96.1%.  For the quarter ended December 31, 2015, HEWA reported adjusted EBITDAS of ($29,122), vs. adjusted EBITDAS of ($392,435) in the quarter ended December 31, 2014, an improvement of 92.6%.  The Company believes that Adjusted EBITDAS (Earnings Before Interest, Taxes, Depreciation, Amortization and Stock-Based Compensation), a non-GAAP financial measure, is useful in evaluating its operating performance compared to that of other companies in our industry.
Mr. Dan Seliga, HealthWarehouse.com's newly appointed COO and CFO, added, "Focusing the business on the out-of-pocket prescription market is bearing fruit in the form of increased sales and gross margins. Operating net loss has been dramatically reduced in the past 12 months as we continue targeting high margin consumer prescription revenues to solidify HealthWarehouse.com for the future."
2015 Annual Highlights:
●     2015 Share Price:  77.8% increase in share price for the year ended December 31, 2015
●     BizRate Circle of Excellence Award:  Top 4.6% of 4,000+ online retailers for customer service & satisfaction
●     Only Pharmacy to Advertise Products on Google Shopping:  Only VIPPS accredited pharmacy selling products online with the ability to advertise on Google Shopping
●     Highlighted in Major National Publications:  Lowest price on five commonly prescribed medications compared to top U.S. pharmacies
●     Senior Debt:  Renewal of Senior Debt for six months to May 2016
●     Net Sales:  Increased by 14.5% compared to 2014
●     Gross Margin: Increased to 63.7% from 59.3% compared to 2014
●     SG&A Expenses:  Reduced by 6.9% compared to 2014

7107 Industrial Rd. • Florence, KY 41042
Tel: (800) 748-7001 • Fax: (888) 870-2808 • www.HealthWarehouse.com

●     Net Loss:  Decreased by 64.9% compared to 2014
●     EBITDAS:  Improved by 96.1% compared to 2014
4th Quarter 2015 Highlights:
●     Share Price:  60.0% increase in share price for the 4th quarter 2015
●     Net Sales:  Increased by 25.1% compared to the 4th quarter 2014
●     Gross Margin: Increased to 62.5% from 61.4% in the 4th quarter 2014
●     SG&A Expenses:  Reduced by 23.4% compared to the 4th quarter 2014
●     Net Loss:  Decreased by 68.5% compared to the 4th quarter 2014
●     EBITDAS:  Improved by 92.6% compared to the 4th quarter 2014
About HealthWarehouse.com

HealthWarehouse.com, Inc. (OTCQB:HEWA) is a trusted VIPPS accredited online pharmacy based in Florence, Kentucky.  The Company is focused on the growing out-of-pocket prescription market, which will grow to over $80 billion in 2016.  With a mission to provide affordable healthcare to every American by focusing on technology that is revolutionizing prescription delivery, HealthWarehouse.com has become the largest VIPPS accredited online pharmacy in the United States.

HealthWarehouse.com is licensed in all 50 states and only sells drugs that are FDA-approved and legal for sale in the United States. Visit HealthWarehouse.com online at http://www.HealthWarehouse.com.

Forward-Looking Statements

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may differ significantly from management's expectations. These forward-looking statements involve risks and uncertainties that include, among others, risks related to competition, management of growth, new products, services and technologies, potential fluctuations in operating results, international expansion, outcomes of legal proceedings and claims, fulfillment center optimization, seasonality, commercial agreements, acquisitions and strategic transactions, foreign exchange rates, system interruption, inventory, government regulation and taxation, payments and fraud. More information about factors that potentially could affectHealthWarehouse.com's financial results is included inHealthWarehouse.com's filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and subsequent filings.

7107 Industrial Rd. • Florence, KY 41042
Tel: (800) 748-7001 • Fax: (888) 870-2808 • www.HealthWarehouse.com

Use of Non-GAAP Measures

HealthWarehouse.com, Inc. (the "Company") prepares its consolidated financial statements in accordance with the United States generally accepted accounting principles ("U.S. GAAP"). In addition to disclosing financial results prepared in accordance with U.S. GAAP, the Company discloses information regarding adjusted EBITDAS, which differs from the term EBITDA as it is commonly used. In addition to adjusting operating loss to exclude interest, depreciation and amortization, adjusted EBITDAS also excludes stock issued for services, and certain other non-cash charges. Adjusted EBITDAS is not a measure of performance defined in accordance with U.S. GAAP. However, adjusted EBITDAS is used internally in planning and evaluating the Company's performance. Accordingly, management believes that disclosure of this metric offers investors, bankers and other shareholders an additional view of the Company's operations that, when coupled with the GAAP results, provides a more complete understanding of the Company's financial results.

Adjusted EBITDAS should not be considered as an alternative to net loss or to net cash used in operating activities as a measure of operating results or of liquidity. It may not be comparable to similarly titled measures used by other companies, and it excludes financial information that some may consider important in evaluating the Company's performance.

The following provides a reconciliation of net loss to Adjusted EBITDAS:

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
	(unaudited)		(unaudited)

Net loss	$(183,609)	$(582,339)	$(626,682)	$(1,783,279)
Non-GAAP adjustments:
Gain on extinguishment of payables	(5,610)	(281,911)	(111,374)	(281,911)
Interest expense	51,683	85,960	208,147	331,741
Depreciation and amortization	46,163	44,956	184,320	172,167
Imputed value of contributed services	-	-	-	116,666
Stock-based compensation	62,252	338,756	320,366	841,164
Change in fair value of collateral securing
employee advances	-	2,143	2,143	6,858
Adjusted EBITDAS	$(29,121)	$(392,435)	$(23,080)	$(596,594)

Contact

Mr. LalitDhadphale, CEO
lalit@healthwarehouse.com
(859) 444-7341

7107 Industrial Rd. • Florence, KY 41042
Tel: (800) 748-7001 • Fax: (888) 870-2808 • www.HealthWarehouse.com